UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2010

LIVE CURRENT MEDIA INC.
(Exact name of Registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	000-29929 (Commission File Number)	88-0346310 (IRS Employer Identification Number)

780 Beatty Street, Suite 307
Vancouver, British Columbia V6B 2M1
(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 453-4870

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 3.02.                      Unregistered Sales of Equity Securities.

On July 29, 2010 we reported that on July 23, 2010 we completed the first closing of an offering of units.  Each unit consisted of 50,000 shares of our common stock and a 2 year warrant to purchase 50,000 shares of our common stock at an exercise price of $0.15 per share.  The purchase price for each unit was $5,000 and we sold a total of 74 units to 6 investors for total proceeds of $370,000.

On August 4, 2010 we completed the second and final closing of the unit offering.  We sold a total of 45 units to 6 investors for total proceeds of $225,000.

Neither the units nor the common stock included in the units and underlying the warrants have been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

We relied on Rule 506 of Regulation D promulgated under the Securities Act of 1933 to sell these securities.

Item 8.01                      Other Events.

On August 5, 2010 we issued a press release relating to the unit offering described in Item 3.02 above.  The press release is attached to this Current Report as exhibit 99.

Item 9.01                      Financial Statements and Exhibits.

Exhibit 99                      Press release issued August 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE CURRENT MEDIA INC.

By:	/s/ C. Geoffrey Hampson
C. Geoffrey Hampson
Chief Executive Officer
Dated: August 5, 2010